EXHIBIT 99.1

The expenses to be incurred by the Company relating to the registration and offering of $300,000,000 aggregate principal amount of 2.500% Notes due 2016 and $300,000,000 aggregate principal amount of 5.450% Notes due 2041 pursuant to a Registration Statement on Form S-3 (File No. 333-169539) and a related prospectus supplement filed with the Securities and Exchange Commission on November 4, 2011 are estimated to be as follows:

Estimated Fees
SEC registration fee	$68,466
Legal fees and expenses	175,000
Fees and expenses of qualification under state securities laws (including legal fees)	—
Accounting fees and expenses	70,000
Printing fees	20,000
Rating agency fees	876,000
Trustee’s fees and expenses	10,000
Miscellaneous	—

Total expenses	$1,219,466